Exhibit 99.13

CONSENT OF PERSON DESIGNATED

TO SERVE ON THE BOARD OF DIRECTORS OF

ROCKVILLE FINANCIAL, INC.

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the joint proxy statement/prospectus of United Financial Bancorp, Inc. and Rockville Financial, Inc. constituting part of Rockville Financial, Inc.’s Registration Statement on Form S-4 as a person to become a director of Rockville Financial, Inc.

/s/ Michael F. Werenski
Michael F. Werenski

Dated: December 19, 2013